Exhibit 99.1

NEWS RELEASE

Media Contacts:	Geoffrey Bailey Oncor (877) 426-1616 www.oncor.com	Amber Albrecht Sempra Energy (877) 340-8875 www.sempra.com

Financial Contacts:	Kevin Fease Oncor (214) 486-6035 www.oncor.com	Patrick Billings Sempra Energy (877) 736-7727 investor@sempra.com

ONCOR COMPLETES INFRAREIT ACQUISITION

High-Quality Assets Expand Oncor’s Transmission Footprint to Support ERCOT Market Growth

DALLAS AND SAN DIEGO, May 16, 2019 – Today, Oncor Electric Delivery Company LLC (Oncor), Sempra Energy (NYSE: SRE), and InfraREIT, Inc. (InfraREIT) announced that Oncor’s acquisition of InfraREIT, and Sempra Energy’s acquisition of a 50% limited-partnership interest in Sharyland Utilities, LLC (Sharyland) have now closed. As a result of the acquisition, InfraREIT merged with and into a wholly owned subsidiary of Oncor and ceased to exist. The subsidiaries of InfraREIT became wholly owned indirect subsidiaries of Oncor.

“We are excited to successfully close this acquisition, and want to thank our stakeholders and the great people at InfraREIT for their hard work throughout this process,” said Oncor CEO Allen Nye. “This is an exciting time for Texas, the ERCOT market, and for Oncor as we integrate these high-quality transmission assets into our portfolio.”

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Oncor acquired 100% of the equity interests of InfraREIT, including all the limited-partnership units in its subsidiary InfraREIT Partners, LP, for approximately $1.275 billion, or $21 per share (or partnership unit), excluding certain transaction costs. The shareholders of InfraREIT and limited partners of InfraREIT Partners, LP as of immediately prior to the effective time of the merger will also receive a prorated cash dividend of $0.1319. Additionally, InfraREIT’s common stock, which previously traded under the ticker symbol “HIFR,” has ceased trading and the New York Stock Exchange has initiated the delisting process.

In connection with the acquisition, Oncor received capital contributions from Sempra Energy and Texas Transmission Investment LLC (in amounts proportionate to their respective shares of Oncor’s outstanding equity interests) to fund the entire $1.275 billion purchase price plus certain fees and expenses relating to the acquisition.

“At Sempra Energy, we are focused on making disciplined investments in the most attractive growth markets in North America,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “There is no question Texas is an exciting place to do business. Today’s investment underscores our commitment to the state, while creating a larger platform for Oncor to better meet the growing energy needs of Texans.”

In connection with closing, Oncor also extinguished all of InfraREIT’s outstanding debt (which totaled approximately $953.35 million principal amount at closing) by repaying approximately $602.50 million aggregate principal amount on behalf of InfraREIT’s subsidiaries and exchanging approximately $350.85 million aggregate principal amount of secured senior notes issued by InfraREIT subsidiaries for secured senior notes issued by Oncor.

Concurrently, Sempra Energy acquired its 50% limited partnership interest in the holding company that owns Sharyland (formerly Sharyland Utilities, LP) for $98 million, subject to customary post-closing adjustments.

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As part of the transaction, a subsidiary of InfraREIT exchanged certain assets with Sharyland, with the end result being that Oncor now indirectly owns all of the electric transmission assets in Central, North and West Texas that were held by InfraREIT and Sharyland prior to the closing of the transactions, and Sharyland owns all of the assets in South Texas that were held by InfraREIT and Sharyland prior to the closing of the transactions. The assets Oncor acquired include approximately 1,575 miles of transmission lines, including 1,235 circuit miles of 345kV transmission lines and approximately 340 circuit miles of 138kV transmission lines. The Central, North and West Texas transmission system acquired by Oncor in the transaction is directly connected to approximately 20 operational generation facilities totaling approximately 3,900 MW and serves over 50 transmission stations and substations.

On May 9, 2019, the Public Utility Commission of Texas (PUCT) approved a final order granting regulatory approval for the transaction. PUCT approval was the final regulatory approval needed to complete the transactions. In addition to PUCT approval, the transaction received required approvals by the Federal Energy Regulatory Commission, the early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other regulatory approvals. The transaction also required the approval of InfraREIT’s shareholders, which was received in February 2019.

Financial advisors for the transaction were Barclays for Oncor, Lazard for Sempra Energy, and Evercore for the InfraREIT Conflicts Committee. Legal advisors for the transaction were Vinson & Elkins LLP for Oncor, White & Case LLP for Sempra Energy, Hunton Andrews Kurth LLP for the InfraREIT Conflicts Committee, and Gibson, Dunn & Crutcher LLP for InfraREIT.

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Headquartered in Dallas, Oncor Electric Delivery Company LLC is a regulated electricity distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor (together with its subsidiaries) operates the largest distribution and transmission system in Texas, delivering power to more than 3.6 million homes and businesses and operating more than 138,500 miles of transmission and distribution lines in Texas. While Oncor is owned by two investors (indirect majority owner, Sempra Energy, and minority owner, Texas Transmission Investment LLC), Oncor is managed by its Board of Directors, which is comprised of a majority of disinterested directors.

Sempra Energy’s mission is to be North America’s premier energy infrastructure company. With 2018 reported revenues of more than $11.6 billion, the San Diego- based company is the utility holding company with the largest U.S. customer base. The Sempra Energy companies’ more than 20,000 employees are focused on delivering energy with purpose to approximately 40 million consumers worldwide. Sempra Energy has been consistently recognized for its leadership in diversity and inclusion, and social responsibility, and is a member of the S&P 500 Utilities Index and the Dow Jones Utility Index.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when Oncor and Sempra Energy discuss their respective guidance, strategy, plans, goals, vision, mission, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Such forward-looking statements include, but are not limited to, statements about the transactions associated with the acquisition of InfraREIT, and any of the applicable parties’ post-acquisition plans and intentions, and other statements that are not historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that any potential cost savings and any potential synergies from the transactions may not be fully realized or may take longer to realize than expected; and the diversion of management time and attention to issues related to the transactions.

Additional factors, among others, that could cause actual results and future actions of Oncor, Sempra Energy and/or their subsidiaries to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: for Sempra Energy and its subsidiaries, the greater degree and prevalence of wildfires in California in recent years and the risk that Sempra Energy or its subsidiaries may be found liable for damages regardless of fault, such as where inverse condemnation applies, and risk that Sempra Energy or its subsidiaries may not be able to recover any such costs in rates from customers in California; actions and the timing of actions, including decisions, new regulations and issuances of authorizations by, as applicable, the California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Los Angeles County Department of Public Health, U.S. Environmental Protection Agency, Federal Energy Regulatory Commission, Pipeline and Hazardous Materials Safety Administration, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which Oncor, Sempra Energy and/or Sempra Energy’s subsidiaries operate; the success of Sempra Energy’s and its subsidiaries’ business development efforts, construction projects, major acquisitions, divestitures and internal structural changes, including risks in (i) obtaining or maintaining authorizations; (ii) completing construction projects on schedule and budget; (iii) obtaining the consent of partners; (iv) counterparties’ ability to fulfill contractual commitments; (v) winning competitively bid infrastructure projects; (vi) disruption caused by the announcement of contemplated acquisitions and/or divestitures or internal structural changes; (vii) the ability to complete

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contemplated acquisitions and/or divestitures; and (viii) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation and regulatory investigations and proceedings; actions by credit rating agencies to downgrade credit ratings of Oncor, Sempra Energy or those of their subsidiaries or to place those ratings on negative outlook and the ability of Oncor, Sempra Energy and their subsidiaries to borrow at favorable interest rates; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and/or ratepayers; denial of approvals of proposed settlements; delays in, or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability; for Sempra Energy and its subsidiaries, moves to reduce or eliminate reliance on natural gas; the availability of electric power and/or natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; risks posed by actions of third parties who control the operations of investments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt operations, damage facilities and systems, cause the release of harmful materials, cause fires and subject Oncor, Sempra Energy or their subsidiaries to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact the ability of Oncor, Sempra Energy or their subsidiaries to obtain satisfactory levels of affordable insurance; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate the businesses of Oncor, Sempra Energy or their subsidiaries and the confidentiality of proprietary information of Oncor, Sempra Energy or their subsidiaries and the personal information of their customers and employees; actions of activist shareholders, which could impact the market price of Sempra Energy’s securities and disrupt its operations as a result of, among other things, requiring significant time by management and its board of directors; changes in capital markets, energy markets and economic conditions, including the availability of credit; and volatility in currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; the impact of federal or state tax reform and the companies’ ability to mitigate adverse impacts; changes in foreign and domestic trade policies and laws, including border tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement or the United States-Mexico-Canada Agreement (subject to congressional approval), that may increase Sempra Energy’s and its subsidiaries’ costs or impair their ability to resolve trade disputes; expropriation of assets by foreign governments and title and other property disputes; the impact at San Diego Gas & Electric Company on competitive customer rates and reliability of electric transmission and distribution systems due to the growth in distributed and local power generation and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; Oncor’s ability to eliminate or reduce its quarterly dividends due to regulatory capital requirements and other regulatory and governance commitments, including the determination by Oncor’s board of directors, a majority of Oncor’s independent directors or a minority member director to retain such amounts to meet future requirements; and other uncertainties, some of which may be difficult to predict and are beyond the control of Oncor and Sempra Energy and/or their subsidiaries.

These risks and uncertainties are further discussed in the reports that Sempra Energy and/or Oncor have filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and Sempra Energy and Oncor undertake no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor and IEnova are not regulated by the California Public Utilities Commission.